UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 26, 2012

ConocoPhillips

(Exact name of registrant as specified in its charter)

Delaware	001-32395	01-0562944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 North Dairy Ashford Houston, Texas 77079
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 293-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 26, 2012, in connection with ConocoPhillips’ previously-announced spin-off of Phillips 66 through a pro rata distribution to ConocoPhillips shareholders of all of the outstanding shares of Phillips 66 common stock (the “Distribution”), ConocoPhillips entered into several agreements with Phillips 66 that govern the relationship of the parties following the Distribution, including the following:

•	Separation and Distribution Agreement
•	Indemnification and Release Agreement
•	Intellectual Property Assignment and License Agreement
•	Tax Sharing Agreement
•	Employee Matters Agreement
•	Transition Services Agreement

A summary of certain material features of the agreements can be found in the section entitled “Certain Relationships and Related Transactions — Agreements with ConocoPhillips” in the Information Statement included in Phillips 66’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on November 14, 2011, as amended, and declared effective on April 12, 2012, and is incorporated herein by reference. The summary is qualified in its entirety by reference to the Separation and Distribution Agreement, Indemnification and Release Agreement, Intellectual Property Assignment and License Agreement, Tax Sharing Agreement, Employee Matters Agreement and Transition Services Agreement, included with this report as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, each of which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 30, 2012, ConocoPhillips effected the Distribution and completed the separation of Phillips 66 from ConocoPhillips. Phillips 66 is now an independent public company trading under the symbol “PSX” on the New York Stock Exchange. On April 30, 2012, the shareholders of record as of 5:00 p.m. Eastern Time on April 16, 2012 (the “Record Date”) received one share of Phillips 66 common stock for every two shares of ConocoPhillips common stock held as of the Record Date. ConocoPhillips did not issue fractional shares of Phillips 66 common stock in the Distribution. Fractional shares that ConocoPhillips shareholders would otherwise have been entitled to receive were aggregated and are for sale in the public market by the distribution agent. The aggregate net cash proceeds of these sales will be distributed ratably to those shareholders who would otherwise have been entitled to receive fractional shares. A copy of the press release issued by ConocoPhillips on May 1, 2012 announcing completion of the Distribution is included with this report as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Distribution, Mr. Harold W. McGraw III and Ms. Victoria J. Tschinkel resigned as directors of ConocoPhillips. Also in connection with the Distribution, Mr. James J. Mulva retired as Chairman, President and CEO of ConocoPhillips and Mr. Ryan M. Lance was appointed as Chairman, President and CEO of ConocoPhillips. Mr. Lance’s appointment as chairman and chief executive officer of ConocoPhillips was previously disclosed in a Current Report on Form 8-K filed by ConocoPhillips on October 7, 2011, which disclosure is incorporated by reference herein.

Item 8.01 Other Events.

A copy of the opinion of Wachtell, Lipton, Rosen & Katz concerning certain tax matters relating to the Distribution and certain related transactions is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. See “Exhibit Index” attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOCOPHILLIPS

	By:	/s/ Janet Langford Kelly
Janet Langford Kelly Senior Vice President, Legal, General Counsel and Corporate Secretary

Dated: May 1, 2012

EXHIBIT INDEX

Exhibit No.	Description

2.1	Separation and Distribution Agreement between ConocoPhillips and Phillips 66, dated April 26, 2012.

10.1	Indemnification and Release Agreement between ConocoPhillips and Phillips 66, dated April 26, 2012.

10.2	Intellectual Property Assignment and License Agreement between ConocoPhillips and Phillips 66, dated April 26, 2012.

10.3	Tax Sharing Agreement between ConocoPhillips and Phillips 66, dated April 26, 2012.

10.4	Employee Matters Agreement between ConocoPhillips and Phillips 66, dated April 26, 2012.

10.5	Transition Services Agreement between ConocoPhillips and Phillips 66, dated April 26, 2012.

99.1	Press Release, dated May 1, 2012.

99.2	Opinion of Wachtell, Lipton, Rosen & Katz concerning certain tax matters relating to the Distribution and certain related transactions.